Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of The Hackett Group, Inc. of our reports dated February 27, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of The Hackett Group, Inc., appearing in the Annual Report on Form 10-K of The Hackett Group, Inc. for the year ended December 26, 2025.

/s/ RSM US LLP

Coral Gables, Florida
May 6, 2026